Exhibit 99.14

The Directors

China Mengniu Dairy Company Limited

Suite 1602, 16th Floor,

Top Glory Tower,

262 Gloucester Road,

Causeway Bay,

Hong Kong.

The Directors

China Mengniu International Company Limited

Suite 1602, 16th Floor,

Top Glory Tower,

262 Gloucester Road,

Causeway Bay,

Hong Kong.

HSBC HSBC Main Building, 1 Queen’s Road Central, Hong Kong Main +852 2748 3322 Fax +852 2899 8810 www.hsbc.com.hk

23 July 2013

Dear Sirs,

Composite offer and response document in relation to the voluntary general offer (the “Voluntary General Offer”) by UBS AG on behalf of China Mengniu International Company Limited for Yashili International Holdings Ltd (the “Offer Document”)

We refer to the Offer Document issued jointly by the Offeror Parent, the Offeror and Yashili to the Yashili Shareholders and the Yashili Optionholders dated 23 July 2013. Terms used herein shall have the same meanings as those defined in the Offer Document unless the context otherwise requires.

We, The Hongkong and Shanghai Banking Corporation Limited, as a joint financial adviser to the Offeror Parent Group in respect of the Voluntary General Offer, hereby give, and confirm that we have not withdrawn, our consent to the issue of the Offer Document with the references to our name and qualification, in the form and context in which they are respectively included therein.

Yours faithfully

For and on behalf of

The Hongkong and Shanghai Banking Corporation Limited

Ivan So
Managing Director, Global Banking Advisory

The Directors

China Mengniu Daily Company Limited

Suite 1602, 16th Floor,

Top Glory Tower,

262 Gloucester Road,

Causeway Bay,

Hong Kong.

The Directors

China Mengniu International Company Limited

Suite 1602, 16th Floor,

Top Glory Tower,

262 Gloucester Road,

Causeway Bay,

Hong Kong.

Standard Chartered Bank (Hong Kong) Limited 32/F, Standard Chartered Bank Building, 4-4A Des Voeux Road Central, Hong Kong Main +852 2886 8888 Fax +852 2535 4282 www.standardchartered.com.hk

23 July 2013

Dear Sirs,

Composite offer and response document in relation to the voluntary general offer by UBS AG on behalf of China Mengniu International Company Limited for Yashili International Holdings Ltd (the “Offer Document”)

We refer to the Offer Document issued jointly by the Offeror Parent, the Offeror and Yashili to the Yashili Shareholders and the Yashili Optionholders dated 23 July 2013. Terms used herein shall have the same meanings as those defined in the Offer Document unless the context otherwise requires.

We hereby give, and confirm that we have not withdrawn, our consent to the issue of the Offer Document addressed to Yashili Shareholders and Yashili Optionholders, as well as the references to our name and qualification, in the form and context in which they are respectively included therein.

Yours faithfully For and on behalf of Standard Chartered Bank (Hong Kong) Limited

Lodewijk Meens
Managing Director

The Directors

China Mengniu Dairy Company Limited

Suite 1602, 16th Floor,

Top Glory Tower,

262 Gloucester Road,

Causeway Bay,

Hong Kong.

The Directors

China Mengniu International Company Limited

Suite 1602, 16th Floor,

Top Glory Tower,

262 Gloucester Road,

Causeway Bay,

Hong Kong.

UBS AG 52/F, Two IFC, 8 Finance Street, Hong Kong Main +852 2971 8888 Fax +852 2868 1510 www.ubs.com

23 July 2013

Dear Sirs,

Composite offer and response document in relation to the voluntary general offer by UBS AG on behalf of China Mengniu International Company Limited for Yashili International Holdings Ltd (the “Offer Document”)

We refer to the Offer Document issued jointly by the Offeror Parent, the Offeror and Yashili to the Yashili Shareholders and the Yashili Optionholders dated 23 July 2013. Terms used herein shall have the same meanings as those defined in the Offer Document unless the context otherwise requires.

We hereby give, and confirm that we have not withdrawn, our consent to the issue of the Offer Document with the inclusion therein of our letter of the same date as the Offer Document addressed to Yashili Shareholders and Yashili Optionholders, as well as the references to our name and qualification, in the form and context in which they are respectively included therein.

Yours faithfully For and on behalf of UBS AG

David Chin	Samson Lo
Managing Director	Managing Director